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                                                                   EXHIBIT 10.15
                                                               Customer No. 1261

                       MASTER LOAN AND SECURITY AGREEMENT

          THIS AGREEMENT dated as of May 27, 1999, is made by ACLARA Biosciences, Inc. (the "Borrower"), a Delaware corporation having its principal place of business and chief executive office at 3906 Trust Way, Hayward, California, 94545 in favor of Transamerica Business Credit Corporation, a Delaware corporation (the "Lender"), having its principal office at Riverway II, West Office Tower, 9399 West Higgins Road, Rosemont, Illinois 60018.

     WHEREAS, the Borrower has requested that the Lender make Loans to it from time to time; and

     WHEREAS, the Lender has agreed to make such Loans on the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the premises and to induce the Lender to extend credit, the Borrower hereby agrees with the Lender as follows:

     SECTION 1. DEFINITIONS.

     As used herein, the following terms shall have the following meanings, and shall be equally applicable to both the singular and plural forms of the terms defined:

Agreement shall mean this Master Loan and Security Agreement together with all schedules and exhibits hereto, as amended, supplemented, or otherwise modified from time to time.

Applicable Law shall mean the laws of the State of Illinois (or any other jurisdiction whose laws are mandatorily applicable notwithstanding the parties' choice of Illinois law) or the laws of the United States of America, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

Business Day shall mean any day other than a Saturday, Sunday, or public holiday or other day that banks in New York City, New York or Chicago, Illinois are authorized by law to be closed.

Code shall have the meaning specified in Section 8(d).

Collateral shall have the meaning specified in Section 2.

Collateral Access Agreement shall mean any landlord waiver, mortgagee waiver, bailee letter, or similar acknowledgement of any warehouseman or processor in possession of any Equipment.

Effective Date shall mean the date on which all of the conditions specified in
Section 3.3 shall have been satisfied.

Equipment shall have the meaning specified in Section 2.

Equipment Loans shall mean all Loans the proceeds of which are used to finance the costs of Equipment.

Event of Default shall mean any event specified in Section 7.

Financial Statements shall have the meaning specified in Section 6.1.

GAAP shall mean generally accepted accounting principles in the United States of America, as in effect from time to time.
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Intellectual Property shall mean all patents, patent applications, patent rights, trademarks, trademark applications, trademark rights, trade names, trade name rights, service marks and copyrights (whether registered or not) now or in the future owned or possessed by the Borrower.

Loans shall mean the loans and financial accommodations made by the Lender to the Borrower in accordance with the terms of this Agreement and the Notes.

Loan Documents shall mean, collectively, this Agreement, the Notes, and all other present and future documents, agreements, certificates, and instruments delivered by the Borrower under, in connection with or relating to this Agreement, or any other present or future instrument or agreement between Lender and Borrower, as each of the same may be amended, modified, extended, restated or supplemented from time to time.

Material Adverse Change shall mean, with respect to any Person, a material adverse change in the business, prospects, operations, results of operations, assets, liabilities, or condition (financial or otherwise) of such Person taken as a whole.

Material Adverse Effect shall mean, with respect to any Person, a material adverse effect on the business, operations, results of operations, assets, liabilities, or condition (financial or otherwise) of such Person taken as a whole.

Note shall mean each Equipment Loan Promissory Note in the form of Exhibit B attached hereto or Tenant Improvement Promissory Note in the form of Exhibit C attached hereto made by the Borrower in favor of the Lender, as amended, supplemented, or otherwise modified from time to time.

Obligations shall mean and include all loans (including the Loans), advances, debts, liabilities, obligations, covenants and duties owing by Borrower to Lender of any kind or nature, present or future, whether or not evidenced by the Notes or any note, guaranty or other instrument, whether or not arising under or in connection with, this Agreement, any other Loan Document or any other present or future instrument or agreement, whether or not for the payment of money, whether arising by reason of an extension of credit, opening, guaranteeing or confirming of a letter of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment, purchase, discount or otherwise), whether absolute or contingent, due or to become due, now due or hereafter arising and however acquired (including without limitation all loans previously made by Lender to Borrower). The term includes, without limitation, all interest (including interest accruing on or after a bankruptcy, whether or not an allowed claim), charges, expenses, commitment, facility, closing and collateral management fees, letter of credit fees, reasonable attorneys' fees, taxes and any other sum properly chargeable to Borrower under this Agreement, the other Loan Documents or any other present or future agreement between Lender and Borrower.

Permitted Encumbrances shall mean any recorded or unrecorded matter affecting the real property known as 1288 Pear Avenue, Mountain View, California ("Real Property") or the Lease between Borrower and The Pear Avenue Group dated March 1, 1999 ("Lease") existing on the date hereof, and any subsequent encumbrance on the Real Property which does not materially affect the use of the Real Property for the purposes contemplated by the Lease except, in each case, any lien or encumbrance on Borrower's leasehold interest under the Lease, or other lien or encumbrances arising as a result of the Borrower's actions or inactions.

Permitted Indebtedness shall mean all (a) indebtedness under the Loan Documents,
(b) trade or other similar indebtedness incurred in the ordinary course of business (but not for borrowed money) and (i) not more than 75 days past due, or
(ii) being contested good faith by appropriate proceedings, (c) indebtedness to The Pear Avenue Group not to exceed the amount permitted pursuant to the original Lease.

Permitted Liens shall mean such of the following as to which no enforcement, collection, execution, levy, or foreclosure proceeding shall have been commenced: (a) liens for taxes, assessments, and other governmental

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charges or levies or the claims or demands of landlords, carriers, warehousemen, mechanics, laborers, materialmen, and other like Persons arising by operation of law in the ordinary course of business for sums which are not yet due and payable, or liens which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are maintained to the extent required by GAAP; (b) deposits or pledges to secure the payment of worker's compensation, unemployment insurance, or other social security benefits or obligations, public or statutory obligations, surety or appeal bonds, bid or performance bonds, or other obligations of a like nature incurred in the ordinary course of business; (c) licenses, restrictions, or covenants for or on the use of the Equipment which do not materially impair either the use of the Equipment in the operation of the business of the Borrower or the value of the Equipment; and (d) attachment or judgment liens that do not otherwise constitute an Event of Default, so long as an appeal or proceeding for review is being diligently prosecuted in good faith and reserves, bonds or other security acceptable to Lender have been established or provided to Lender or are fully covered by insurance; (e) a lien on any item of equipment created substantially simultaneously with the acquisition of such equipment for the purpose of financing such acquisition provided that such lien will only attach to the equipment acquired; and (f) Permitted Encumbrances.

Person shall mean any individual, sole proprietorship, partnership, limited liability partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party, or government (including any division, agency, or department thereof), and the successors, heirs, and assigns of each.

Schedule shall mean each Schedule in the form of Schedule A hereto delivered by the Borrower to the Lender from time to time.

Solvent means, with respect to any Person, that as of the date as to which such Person's solvency is measured:

      (a) the fair saleable value of its assets is in excess of the total amount of its liabilities (including contingent liabilities as valued in accordance with GAAP) as they become absolute and matured;

      (b)   it has sufficient capital to conduct its business; and

      (c)   it is able generally to meet its debts as they mature.

Taxes shall have the meaning specified in Section 5.5.

Tenant Improvements shall mean any additions, accessions, improvements, replacements and attachments financed with the Loans and made to the Real Property.

Tenant Improvement Loans shall mean all Loans the proceeds of which are used to finance the costs of Tenant Improvements.

      SECTION 2. CREATION OF SECURITY INTEREST; COLLATERAL. The Borrower hereby assigns and grants to the Lender a continuing general, first priority lien on, and security interest in, all the Borrower's right, title, and interest in and to the collateral described in the next sentence (the "Collateral") to secure the payment and performance of all the Obligations. The Collateral consists of
(i) all equipment set forth on all the Schedules delivered from time to time under the terms of this Agreement (the "Equipment"), together with all present and future additions, parts, accessories, attachments, substitutions, repairs, improvements, and replacements thereof or thereto, and any and all proceeds thereof, including, without limitation, proceeds of insurance and all manuals, blueprints, know-how, warranties, and records in connection therewith, all rights against suppliers, warrantors, manufacturers, sellers, or others in connection therewith, and together with all substitutes for any of the foregoing and (ii) all leasehold rights and interests of the Borrower in the Real Property as described in the Lease. Notwithstanding the foregoing, Lender shall not file fixture financing statements with respect to the Collateral constituting Tenant Improvements.

      SECTION 3. THE CREDIT FACILITY.



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                  SECTION 3.1. BORROWINGS. At the Borrower's request, Lender, subject to the terms of this Agreement, agrees to make Loans to the Borrower of $5,000,000 in the aggregate. Such Loans shall also be limited to $2,700,000 for Tenant Improvement Loans and $2,300,000 for Equipment Loans. Each Loan shall be in an amount not less than $100,000, and in no event shall the sum of the aggregate Loans made exceed the amount of the Lender's written commitment to the Borrower in effect from time to time. Notwithstanding anything herein to the contrary, the Lender shall be obligated to make the initial Loan and each other Loan only after the Lender, in its sole discretion, determines that the applicable conditions for borrowing contained in Sections 3.3 and 3.4 are satisfied. The timing and financial scope of Lender's obligation to make Loans hereunder are limited as set forth in a commitment letter executed by Lender and Borrower, dated as of March 4, 1999 and attached hereto as Exhibit A (the "Commitment Letter"). In the event of any inconsistency between the terms and conditions of this Agreement and the Commitment Letter, this Agreement shall control.

                  SECTION 3.2. APPLICATION OF PROCEEDS. The Borrower shall not directly or indirectly use any proceeds of the Loans, or cause, assist, suffer, or permit the use of any proceeds of the Loans, for any purpose other than for the purchase, acquisition, installation or upgrading of Equipment and Tenant Improvements or the reimbursement of the Borrower for its purchase, acquisition, installation or upgrading of Equipment and Tenant Improvements.

                  SECTION 3.3. CONDITIONS TO INITIAL LOAN.

            (a) The obligation of the Lender to make the initial Loan is subject to the Lender's receipt of the following, each dated the date of the initial Loan or as of an earlier date acceptable to the Lender, in form and substance satisfactory to the Lender and its counsel:

                  (i) completed requests for information (Form UCC-11) listing all effective Uniform Commercial Code financing statements naming the Borrower as debtor and all tax lien, judgment, and litigation searches for the Borrower as the Lender shall deem necessary or desirable;

                  (ii) Uniform Commercial Code financing statement (Form UCC-1) duly executed by the Borrower (naming the Lender as secured party and the Borrower as debtor and in form acceptable for filing in all jurisdictions that the Lender deems necessary or desirable to perfect the security interests granted to it hereunder) and, if applicable, termination statements or other releases duly filed in all jurisdictions that the Lender deems necessary or desirable to perfect and protect the priority of the security interests granted to it hereunder in the Equipment related to such initial Loan;

                  (iii) a Note duly executed by the Borrower evidencing the
            amount of such Loan;

                  (iv) a leasehold mortgage or an assignment of leases and rentals in connection with a lease dated March 1, 1999 between Borrower and The Pear Avenue Group, as lessor in such form as Lender shall deem necessary or desirable in its sole discretion and a Collateral Access Agreement duly executed by the lessor or mortgagee, as the case may be, of each premises where the Equipment is located;

                  (v) certificates of insurance required under Section 5.4 of this Agreement together with loss payee endorsements for all such Policies naming the Lender as lender loss payee and as an additional insured;

                  (vi) a certificate of the Secretary or an Assistant Secretary of the Borrower ("Secretary's Certificate") certifying (A) that attached to the Secretary's Certificate is a true, complete, and accurate copy of the resolutions of the Board of Directors of the Borrower (or a unanimous consent of directors in lieu thereof) authorizing the execution, delivery, and performance of this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, and that such resolutions have not been amended or modified since the date


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     of such certification and are in full force and effect; (B) the incumbency, names, and true signatures of the officers of the Borrower authorized to sign the Loan Documents to which it is a party; (C) that attached to the Secretary's Certificate is a true and correct copy of the Articles or Certificate of Incorporation of the Company, as amended, which Articles or Certificate of Incorporation have not been further modified, repealed or rescinded and are in full force and effect; (D) that attached to the Secretary's Certificate of the Borrower is a true and correct copy of the Bylaws, as amended, which Bylaws of the Company have not been further modified, repealed or rescinded and are in full force and effect; and (E) that attached to the Secretary's Certificate of the Borrower is a valid Certificate of Good Standing issued by the Secretary of the State of the Borrower's state of incorporation;

          (vii) the opinion of counsel for the Borrower covering such matters incident to the transactions contemplated by this Agreement as the Lender may reasonably require; and

          (viii) such other agreements and instruments as the Lender deems necessary in its sole and absolute discretion in connection with the transactions contemplated hereby.

     (b) There shall be no pending or, to the knowledge of the Borrower after due inquiry, threatened litigation, proceeding, inquiry, or other action (i) seeking an injunction or other restraining order, damages, or other relief with respect to the transactions contemplated by this Agreement or the other Loan Documents or thereby or (ii) which affects or could affect the business, prospects, operations, assets, liabilities, or condition (financial or otherwise) of the Borrower, except, in the case of clause (ii), where such litigation, proceeding, inquiry, or other action could not reasonably be expected to have a Material Adverse Effect in the good faith business judgment of the Lender.

     (c) The Borrower shall have paid all fees and expenses required to be paid by it to the Lender as of such date.


     (d) The security interests in the Equipment related to the initial Loan granted in favor of the Lender under this Agreement shall have been duly perfected and shall constitute first priority liens.

          SECTION 3.4 CONDITIONS PRECEDENT TO EACH LOAN. The obligation of the Lender to make each Loan is subject to the satisfaction of the following conditions precedent:

     (a) the Lender shall have received the documents, agreements, and instruments set forth in Section 3.3(a)(i) through (iii and v) applicable to such Loan, each in form and substance satisfactory to the Lender and its counsel and each dated the date of such Loan or as of an earlier date acceptable to the Lender;

     (b) if the Loan is an Equipment Loan, the Lender shall have received a Schedule of the Equipment related to such Loan, in form and substance satisfactory to the Lender and its counsel, and the security interests in such Equipment related to such Loan granted in favor of the Lender under this Agreement shall have been duly perfected and shall constitute first priority liens subject only to Permitted Liens;

     (c) if the Loan is a Tenant Improvement Loan, the Lender shall have received a certificate signed by an authorized officer of the Borrower certifying that the requested Loan will be used to pay the cost of Tenant Improvements incurred or to be incurred pursuant to Section 3.2.

     (d) all representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct on and as of the date of such Loan as if then made, other than representations and warranties that expressly relate solely to an earlier date, in which case they shall have been true and correct as of such earlier date;

     (e) no Event of Default or event which with the giving of notice or the passage of time, as both, would constitute an Event of Default shall have occurred and be continuing or would result from the making


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of the requested Loan as of the date of such request; and

          (f) the Borrower shall be deemed to have hereby reaffirmed and ratified all security interests, liens, and other encumbrances heretofore granted by the Borrower to the Lender.

          SECTION 4.  THE BORROWER'S REPRESENTATIONS AND WARRANTIES.

               SECTION 4.1. Good Standing; Qualified to do Business. The Borrower (a) is duly organized, validly existing, and in good standing under the laws of the State of its organization, (b) has the power and authority to own its properties and assets and to transact the businesses in which it is presently, or proposes to be, engaged, and (c) is duly qualified and authorized to do business and is in good standing in every jurisdiction in which the failure to be so qualified could have a Material Adverse Effect on (i) the Borrower, (ii) the Borrower's ability to perform its obligations under the Loan Documents, or (iii) the rights of the Lender hereunder.

               SECTION 4.2. Due Execution, etc. The execution, delivery, and performance by the Borrower of each of the Loan Documents to which it is a party are within the powers of the Borrower, do not contravene the organizational documents, if any, of the Borrower, and do not (a) violate any law or regulation, or any order or decree of any court or governmental authority, (b) conflict with or result in a material breach of, or constitute a default under, any material indenture, mortgage, or deed of trust or any material lease, agreement, or other instrument binding on the Borrower or any of its properties, or (c) require the consent, authorization by, or approval of or notice to or filing or registration with any governmental authority or other Person. This Agreement is, and each of the other Loan Documents to which the Borrower is or will be a party, when delivered hereunder or thereunder, will be, the legal, valid, and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceabilty may be limited by bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by general principles of equity.

               SECTION 4.3. Solvency; No Liens. The Borrower is Solvent and will be Solvent upon the completion of all transactions contemplated to occur hereunder (including, without limitation, the Loan to be made on the Effective
Date); the security interests granted herein constitute and shall at all times constitute the first and only liens on the Collateral other than Permitted Liens; and the Borrower is, or will be at the time additional Collateral is acquired by it, the absolute owner of the Collateral with full right to pledge, sell, consign, transfer, and create a security interest therein, free and clear of any and all claims or liens in favor of any other Person other than Permitted Liens.

               SECTION 4.4. No Judgments, Litigation. No judgments are outstanding against the Borrower nor is there now pending or, to the best of the Borrower's knowledge after diligent inquiry, threatened any litigation, contested claim, or governmental proceeding by or against the Borrower except judgments and pending or threatened litigation, contested claims, and governmental proceedings which would not, in the aggregate, have a Material Adverse Effect on the Borrower.

               SECTION 4.5. No Defaults. The Borrower is not in default or has not received a notice of default under any material contract, lease, or commitment to which it is a party or by which it is bound. The Borrower knows of no dispute regarding any contract, lease, or commitment which could have a Material Adverse Effect on the Borrower.

               SECTION 4.6. Collateral Locations. On the date hereof, each item of the Collateral constituting Equipment is located at the place of business specified in the applicable Schedule.

               SECTION 4.7. No Events of Default. No Event of Default has occurred and is continuing nor has any event occurred which, with the giving of notice or the passage of time, or both, would constitute an Event of Default.

               Section 4.8. No Limitation on Lender's Rights. Except as permitted herein, none of the Collateral is subject to contractual obligations that may restrict or inhibit the Lender's rights or abilities.



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to sell or dispose of the collateral or any part thereof after the occurrence of an Event of Default, except in connection with contractual obligations constituting Permitted Liens.

               SECTION 4.9. PERFECTION AND PRIORITY OF SECURITY INTEREST. This Agreement creates a valid and, upon completion of all required filings of financing statements, perfected first priority and exclusive security interest in the Collateral, constituting Equipment, to the extent a security interest can be perfected by such filing, securing the payment of all Obligations subject only to Permitted Liens. This Agreement creates a valid and, upon completion of the recordation of the Leasehold Deed of Trust, a perfected first priority security interest in the Collateral constituting the Lease, to the extent a security interest can be perfected by such recording, securing the payment of all the Obligations subject only to Permitted Liens.

               SECTION 4.10. MODEL AND SERIAL NUMBERS. The Schedules set forth the true and correct model number and serial number of each item of Equipment that constitutes Collateral.

               SECTION 4.11. ACCURACY AND COMPLETENESS OF INFORMATION. All data, reports, and information heretofore, contemporaneously, or hereafter furnished by or on behalf of the Borrower in writing to the Lender or for purposes of or in connection with this Agreement or any other Loan Document, or any transaction contemplated hereby or thereby, (a) are or will be true and accurate in all material respects on the date as of which such data, reports, and information are dated or certified and (b) do not and will not omit to state any material fact necessary to make such data, reports, and information not misleading as of the date so dated or certified. There are no facts now known to the Borrower which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect and which have not been specified herein, in the Financial Statements, or in any certificate, opinion, or other written data, report or information previously furnished by the borrower to the Lender.

               SECTION 4.12. PRICE OF EQUIPMENT. The price of each item of Equipment paid by Borrower does not exceed the fair and usual price for such type of equipment purchased in like quantity and, to the Borrower's knowledge after inquiry, reflects all discounts, rebates and allowances for the Equipment (including, without limitation, discounts for advertising, prompt payment, testing, or other services) given to the Borrower by the manufacturer, supplier, or any other person.

               SECTION 4.13. YEAR 2000 COMPLIANCE. The Borrower reasonably believes that all computer applications (including those of its suppliers and vendors) that are material to its business and operations will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 compliant"), except to the extent that a failure to do so could not reasonably be expected to have Material Adverse Effect.

          SECTION 5.  COVENANTS OF THE BORROWER.

               SECTION 5.1. EXISTENCE, ETC. The Borrower shall: (a) retain its existence and its current yearly accounting cycle, (b) maintain in full force and effect all licenses, bonds, franchises, losses, trademarks, patents, contracts, and other rights necessary or desirable to the profitable conduct of its business unless the failure to do so could not reasonably be expected to have a Material Adverse Effect on the Borrower, (c) continue in, and limit its operations to, the same general lines of business as those presently conducted by it, and (d) comply with all applicable laws and regulations of any federal, state, or local governmental authority, except for such laws and regulations the violations of which would not, in the aggregate, have a Material Adverse Effect on the Borrower.

               SECTION 5.2. NOTICE TO THE LENDER. As soon as possible, and in any event within five Business Days after the Borrower learns of the following, the Borrower will give written notice to the Lender of (a) any proceeding instituted or threatened to be instituted by or against the Borrower in any federal, state, local, or foreign court or before any commission or other regulatory body (federal, state, local, or foreign) involving a sum, together with the sum involved in all other similar proceedings, in excess of $150,000 in the aggregate, (b) any contract that is terminated or amended and which has had or could reasonably be expected to have a Material



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Adverse Effect on the Borrower, (c) the occurrence of any Material Adverse
Change with respect to the Borrower, (d) the occurrence of any Event of Default or event or condition which, with notice or lapse of time or both, would constitute an Event of Default, together with a statement of the action which the Borrower has taken or proposes to take with respect thereto, (e) of any discovery or determination by Borrower that any computer application (including those of its suppliers and vendors) that is material to its business and operations will not be Year 2000 compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect; and (f) of any material damage to, the destruction of or any other material loss to any Collateral owned or used by Borrower other than any such Collateral with a net book value (individually or in the aggregate) less than $50,000 or any condemnation, confiscation or other taking, in whole or in part, or any event that otherwise diminishes so as to render impracticable or unreasonable the use of such Collateral owned or used by Borrower together with the amount of a good faith estimate of the damage, destruction, loss or diminution in value.

        SECTION 5.3. MAINTENANCE OF BOOKS AND RECORDS. The Borrower will maintain books and records pertaining to the Collateral in such detail, form, and scope as the Lender shall reasonably require in its commercially reasonable judgment. The Borrower agrees that the Lender or its agents may enter upon the Borrower's premises at any time and from time to time during normal business hours with reasonable prior notice, and at any time upon the occurrence and continuance of an Event of Default, for the purpose of inspecting the Collateral and any and all records pertaining thereto.

        SECTION 5.4. INSURANCE. The Borrower will maintain insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, and covering such risks as are at all times reasonably satisfactory to the Lender (such policies of Insurance covering the Collateral, the "Policies"). All such Policies shall be made payable to the Lender, in case of loss, under a standard non-contributory "lender" or "secured party" clause and are to contain such other provisions as the Lender may reasonably require to protect the Lender's interests in the Collateral and to any payments to be made under such Policies. Certificates of Policies are to be delivered to the Lender, premium prepaid, with the loss payable endorsement in the Lender's favor, and shall provide for not less than thirty days' prior written notice to the Lender, of any alteration or cancellation of coverage. If the Borrower fails to maintain such Policies, the Lender may, upon two Business Days' notice, arrange for (at the Borrower's expense and without any responsibility on the Lender's part for) obtaining the insurance. Unless the Lender shall otherwise agree with the Borrower in writing, the Lender shall have the sole right, in the name of the Lender or the Borrower, to file claims under the Policies, to receive and give acquittance for any payments that may be payable thereunder, and to execute any endorsements, receipts, releases, assignments, reassignments, or other documents that may be necessary to effect the collection, compromise, or settlement of any claims under any such Policies.

        SECTION 5.5. TAXES. The Borrower will pay, when due, all taxes, assessments, claims, and other charges ("Taxes") lawfully levied or assessed against the Borrower or the Collateral other than taxes that are being diligently contested in good faith by the Borrower by appropriate proceedings promptly instituted and for which an adequate reserve is being maintained by the Borrower in accordance with GAAP. If any Taxes remain unpaid after the date fixed for the payment thereof other than taxes that are being diligently contested in good faith by the Borrower by appropriate proceedings promptly instituted and for which an adequate reserve is being maintained by the Borrower in accordance with GAAP, or if any lien shall be claimed therefor (other than Permitted Liens ), then, without notice to the Borrower, but on the Borrower's behalf, the Lender may pay such Taxes, and the amount thereof shall be included in the Obligations.

        SECTION 5.6. BORROWER TO DEFEND COLLATERAL AGAINST CLAIMS; FEES ON COLLATERAL. The Borrower will defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Borrower or the Lender. The Borrower will not permit any notice creating or otherwise relating to liens on the Collateral or any portion thereof to exist or be on file in any public office other than Permitted Liens. The Borrower shall promptly pay, when payable, all transportation, storage, and warehousing charges and license fees, registration fees, assessments, charges, permit fees, and taxes (municipal, state, and federal) which may now or hereafter be imposed upon the ownership, leasing, renting, possession, sale, or use of the Collateral, other than taxes on or measured by the Lender's income and fees, assessments, charges, and taxes which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are maintained to the extent required by GAAP.

        SECTION 5.7. NO CHANGE OF LOCATION, STRUCTURE, OR IDENTITY. The Borrower will not (a) change the location of its chief executive office or establish any place of business other than those specified herein or (b) move or permit the movement of any item of Collateral from the location specified in the applicable Schedule, except that the Borrower may change its chief executive office and keep Collateral at other locations within the United States provided that the Borrower has delivered to the Lender (i) prior written notice thereof and (ii) duly executed financing statements and other agreements and instruments (all in form and substance reasonably satisfactory to the Lender) reasonably necessary or, in the reasonable opinion of the Lender, desirable to perfect and maintain in favor of the Lender a first priority security interest in the Collateral. Notwithstanding anything to the contrary in the immediately preceding sentence, the Borrower may keep any Collateral consisting of motor vehicles or rolling stock at any location in the United States provided that the Lender's security interest in any such Collateral is conspicuously marked on the certificate of title thereof and the Borrower has complied with the provisions of Section 5.9.

        SECTION 5.8. USE OF COLLATERAL; LICENSES; REPAIR. The Collateral constituting Equipment shall be operated by competent, qualified personnel in connection with the Borrower's business purposes, for the purpose for which the Equipment was designed and in accordance with applicable operating instructions, laws, and government regulations, and the Borrower shall use every reasonable precaution to prevent loss or damage to the Collateral from fire and other hazards. The Equipment shall not be used or operated for personal, family, or household purposes. The Borrower shall procure and maintain in effect all orders, licenses, certificates, permits, approvals, and consents required by federal, state, or local laws or by any governmental body, agency, or authority in connection with the delivery, installation, use, and operation of such Equipment. The Borrower shall keep all of the Equipment in a satisfactory state of repair and satisfactory operating condition in accordance with industry standards, and will make all repairs and replacements when and where necessary and practical. The Borrower will not waste or destroy the Equipment or any part thereof, and will not be negligent in the care or use thereof. The Equipment shall not be annexed or affixed to or become part of any realty without the Lender's prior written consent.

        SECTION 5.9. FURTHER ASSURANCES. The Borrower will, promptly upon request by the Lender, execute and deliver or use its best efforts to obtain any document reasonably required by the Lender (including, without limitation, warehouseman or processor disclaimers, mortgagee waivers, landlord disclaimers, or subordination agreements with respect to the Obligations and the Collateral), give any notices, execute and file any financing statements, mortgages, or other documents (all in form and substance reasonably satisfactory to the Lender), mark any chattel paper, deliver any chattel paper or instruments to the Lender, and take any other actions that are reasonably necessary or, in the opinion of the Lender, desirable to perfect or continue the perfection and the first priority of the Lender's security interest in the Collateral subject to Permitted Liens, to protect the Collateral against the rights, claims, or interests of any Persons, or to effect the purposes of this Agreement subject to Permitted Liens. The Borrower hereby authorizes the Lender to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of the Borrower where permitted by law. A carbon, photographic, or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. To the extent required under this Agreement, the Borrower will pay all costs incurred in connection with any of the foregoing.

        SECTION 5.10. NO DISPOSITION OF COLLATERAL. The Borrower will not in any way hypothecate or create or permit to exist any lien, security interest, charge, or encumbrance on or other interest in any of the Collateral, except for the lien and security interest granted hereby and Permitted Liens, and the Borrower will not sell, transfer, assign, pledge, collaterally assign, exchange, or otherwise dispose of any of the Collateral. In the event the Collateral, or any part thereof, is sold, transferred, assigned, exchanged, or otherwise disposed of in violation of these provisions, the security interest of the Lender shall continue in such Collateral or part thereof notwithstanding such sale, transfer, assignment, exchange, or other disposition, and the Borrower will hold the proceeds thereof in a separate account for the benefit of the Lender. Following such a sale, the Borrower will transfer such proceeds to the Lender in kind.

          SECTION 5.11. NO LIMITATIONS ON LENDER'S RIGHTS. The Borrower will not enter into any contractual obligations which may restrict or inhibit the Lender's rights or ability to sell or otherwise dispose of the Collateral or any material part thereof.

          SECTION 5.12. PROTECTION OF COLLATERAL. Upon notice to Borrower (provided that if an Event of Default has occurred and is continuing the Lender need not give any notice), the Lender shall have the right at any time to make any payments and do any other acts the Lender may deem reasonably necessary to protect its security interests in the Collateral, including, without limitation, the rights to satisfy, purchase, contest, or compromise any encumbrance, charge, or lien which, in the reasonable judgment of the Lender, appears to be prior to or superior to the security interest hereunder, and appear in and defend any action or proceeding purporting to affect its security interests in, or the value of, any of the Collateral. The Borrower hereby agrees to reimburse the Lender for all payments made and expenses incurred under this Agreement including reasonable fees, expenses, and disbursements of attorneys and paralegals (including the allocated costs of in-house counsel) acting for the Lender, including any of the foregoing payments under, or acts taken to protect its security interests in, any of the Collateral, which amounts shall be secured under this Agreement, and agrees it shall be bound by any payment made or act taken by the Lender hereunder absent the Lender's gross negligence or willful misconduct. The Lender shall have no obligation to make any of the foregoing payments or perform any of the foregoing acts.

          SECTION 5.13. DELIVERY OF ITEMS. The Borrower will (a) promptly (but in no event later than two Business days) after its receipt thereof, deliver to the Lender any documents or certificates of title issued with respect to any property included in the Collateral, and any promissory notes, letters of credit or instruments related to or otherwise in connection with any property included in the Collateral, which in any such case come into the possession of the Borrower, or shall cause the issuer thereof to deliver any of the same directly to the Lender, in each case with any necessary endorsements in favor of the Lender and (b) deliver to the Lender as soon as available copies of any and all press releases and other similar communications issued by the Borrower.

          SECTION 5.14. SOLVENCY. The Borrower shall be and remain Solvent at all times.

            SECTION 5.15. FUNDAMENTAL CHANGES. The Borrower shall not (a) amend or modify its name, unless the Borrower delivers to the Lender thirty days prior to any such proposed amendment or modification written notice of such amendment or modification and within ten days before such amendment or modification delivers executed Uniform Commercial Code financing statements (in form and substance satisfactory to the Lender) or (b) merge or consolidate with any other entity or make any material change in its capital structure, in each case without the Lender's prior written consent which shall not be unreasonably withheld.

          SECTION 5.16. INTELLECTUAL PROPERTY. The Borrower shall do and cause to be done all things necessary to preserve, maintain and keep in full force and effect all of its registrations of trademarks, service marks and other marks, trade names and other trade rights, patents, copyrights and other intellectual property in accordance with prudent business practices, except to the extent that the failure to preserve or maintain any of the foregoing would not reasonably be expected to have a Material Adverse Effect.

          SECTION 5.17. LIMITATION ON ADDITIONAL INDEBTEDNESS. Borrower shall not incur additional indebtedness without the prior consent of the Lender, which will not be unreasonably withheld. Notwithstanding the foregoing, Borrower may incur additional indebtedness, to the extent that such indebtedness (a) is secured by specific items of newly acquired equipment and any lien for such equipment shall attach only to the equipment acquired or (b) to the extent that it is Permitted Indebtedness.

          SECTION 5.18. NEGATIVE COVENANTS. The Borrower will not in any way hypothecate or create or permit to exist any lien, security interest, charge, or encumbrance on or other interest in any of its Intellectual Property in connection with any indebtedness of the Borrower. Notwithstanding the foregoing, Borrower shall not be prohibited from (i) pledging or otherwise committing its Intellectual Property in order to engage in a joint venture or in connection with a merger or acquisition which has been consented to by the Lender or (ii) granting licenses to use its Intellectual Property to third parties in the ordinary course of business.

          SECTION 5.19. ADDITIONAL REQUIREMENTS. The Borrower shall take all such further actions and execute all such further documents and instruments as the Lender may reasonably request to effect the transactions contemplated by this Agreement.

     SECTION 6. FINANCIAL STATEMENTS. Until the payment and satisfaction in full of all Obligations, the Borrower shall deliver to the Lender the following financial information:

          SECTION 6.1. ANNUAL FINANCIAL STATEMENTS. As soon as available, but not later than 120 days after the end of each fiscal year of the Borrower and its consolidated subsidiaries, the consolidated balance sheet, income statement, and statements of cash flows and shareholders equity for the Borrower and its consolidated subsidiaries (the "Financial Statements") for such year, audited by an independent certified public accountant without an adverse qualification; and

          SECTION 6.2. QUARTERLY FINANCIAL STATEMENTS. As soon as available, but not later than 60 days after the end of each of the first three fiscal quarters in any fiscal year of the Borrower and its consolidated subsidiaries, the Financial Statements for such fiscal quarter, together with a certification duly executed by a responsible officer of the Borrower that such Financial Statements have been prepared in accordance with GAAP and are fairly stated in all material respects (subject to normal year-end audit adjustments).

     SECTION 7. EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an Event of Default hereunder:

          (a) the Borrower shall fail to pay within five days of when due any amount required to be paid by the Borrower under or in connection with any Note and this Agreement;

          (b) any representation or warranty made or deemed made by the Borrower under or in connection with any Loan Document or any Financial Statement shall prove to have been false or incorrect in any material respect when made;

          (c) the Borrower shall fail to perform or observe (i) any of the terms, covenants or agreements contained in Sections 5.4, 5.7, 5.10, 5.14, or
5.15 hereof or (ii) any other material term, covenant, or agreement contained in any Loan Document (other than the other Events of Default specified in this Section 7) and such failure remains unremedied for the earlier of fifteen days from (A) the date on which the Lender has given the Borrower written notice of such failure and (B) the date on which the Borrower knew or should have known of such failure;

          (d) dissolution, liquidation, winding up, or cessation of the Borrower's business, failure of the Borrower generally to pay its debts as they mature, admission in writing by the Borrower of its inability generally to pay its debts as they mature, or calling of a meeting of the Borrower's creditors for purposes of compromising any of the Borrower's debts;

          (e) the commencement by or against the Borrower of any bankruptcy, insolvency, arrangement, reorganization, receivership, or similar proceedings under any federal or state law and, in the case of any such involuntary proceeding, such proceeding remains undismissed or unstayed for forty-five days following the commencement thereof, or any action by the Borrower is taken authorizing any such proceedings;

          (f) an assignment for the benefit of creditors is made by the Borrower, whether voluntary or involuntary, the appointment of a trustee, custodian, receiver, or similar official for the Borrower or for any substantial property of the Borrower, or any action by the Borrower authorizing any such proceeding;

          (g) the Borrower shall default in (i) the payment of principal or interest on any indebtedness in excess of $50,000 (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such indebtedness was created; or (ii) the observance or performance of any other agreement or condition relating to any such indebtedness or contained in any instrument or agreement relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such indebtedness to cause, with the giving of notice if required, such indebtedness to become due prior to its stated maturity; or (iii) any loan or other agreement under which the Borrower has received financing from Transamerica Corporation or any of its affiliates;

                  (h)   the Borrower suffers or sustains Material Adverse
Change;

                  (i) any tax lien, other than a Permitted Lien, is filed of record against the Borrower and is not bonded or discharged within five Business Days;

                  (j) any judgment which has had or could reasonably be expected to have a Material Adverse Effect on the Borrower and such judgment shall not be stayed, vacated, bonded, or discharged within sixty days;

                  (k) any material covenant, agreement, or obligation, as determined in the good faith business judgment of the Lender, made by the Borrower and contained in or evidenced by any of the Loan Documents shall cease to be enforceable, or shall be determined to be unenforceable, in accordance with its terms; the Borrower shall deny or disaffirm the Obligations in writing under any of the Loan Documents or any liens granted in connection therewith; or any liens granted on any of the Collateral in favor of the Lender shall be determined to be void, voidable, or invalid, or shall not be given the priority contemplated by this Agreement and not remedied to Lender's satisfaction within three (3) business days after notice; or

                  (l) there is a change, which change results from a single transaction or series of related transactions, but not from the sale of newly issued securities to investors, in more than 35% of the ownership of any equity interests of the Borrower on the date hereof or more than 35% of such interests become subject to any contractual, judicial, or statutory lien, charge, security interest, or encumbrance.

            SECTION 8. REMEDIES. If any Event of Default shall have occurred and be continuing:

                  (a) The Lender may, without prejudice to any of its other rights under any Loan Document or Applicable Law, declare all Obligations to be immediately due and payable (except with respect to any Event of Default set forth in Section 7(f) hereof, in which case all Obligations shall automatically become immediately due and payable without necessity of any declaration) without presentment, representation, demand of payment, or protest, which are hereby expressly waived.

                  (b) The Lender may take possession of the Collateral and, for that purpose may enter, with the aid and assistance of any person or persons, any premises where the Collateral or any part hereof is, or may be placed, and remove the same.

                  (c) The obligation of the Lender, if any, to make additional Loans or financial accommodations of any kind to the Borrower shall immediately terminate.

                  (d) The Lender may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein (or in any Loan Document) or otherwise available to it, all the rights and remedies of a secured party under the applicable Uniform Commercial Code (the "Code") whether or not the Code applies to the affected Collateral and also may (i) require the Borrower to, and the Borrower hereby agrees that it will at its expense and upon request of the Lender forthwith, assemble all or part of the Collateral as directed by the Lender and make it available to the Lender at a place to be designated by the Lender that is reasonably convenient to both parties and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Lender's offices or elsewhere, for cash, on credit, or for future delivery, and upon such other terms as the Lender may deem commercially reasonable. The Borrower agrees that, transferees, and assigns.

            SECTION 9.7. REINSTATEMENT. To the extent permitted by law, this Agreement and the rights and powers granted to the Lender hereunder and under the Loan Documents shall continue to be effective or be reinstated if at any time any amount received by the Lender in respect of the Obligations is rescinded or must otherwise be restored or returned by the Lender upon the insolvency, bankruptcy, dissolution, liquidation, or reorganization of the Borrower or upon the appointment of any receiver, intervenor, conservator, trustee, or similar official for the Borrower or any substantial part of its assets, or otherwise, all as though such payments had not been made.

            SECTION 9.8. SURVIVAL OF PROVISIONS. All representations, warranties, and covenants of the Borrower contained herein shall survive the execution and delivery of this Agreement, and shall terminate only upon the full and final payment and performance by the Borrower of the Obligations secured hereby.

            SECTION 9.9. INDEMNIFICATION. The Borrower agrees to indemnify and hold harmless the Lender and its directors, officers, agents, employees, and counsel from and against any and all costs, expenses, claims, or liability incurred by the Lender or such Person hereunder and under any other Loan Document or in connection herewith or therewith, unless any claim or liability shall be due to willful misconduct or gross negligence on the part of the Lender or such Person.

            SECTION 9.10. COUNTERPARTS; TELECOPIED SIGNATURES. This Agreement may be executed in counterparts, each of which when so executed and delivered shall be an original, but both of which shall together constitute one and the same instrument. This Agreement and each of the other Loan Documents and any notices given in connection herewith or therewith may be executed and delivered by telecopier or other facsimile transmission all with the same force and effect as if the same was a fully executed and delivered original manual counterpart.

            SECTION 9.11. SEVERABILITY. In case any provision in or obligation under this Agreement or any Note or any other Loan Document shall be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

            SECTION 9.12. DELAYS; PARTIAL EXERCISE OF REMEDIES. No delay or omission of the Lender to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by the Lender of any right or remedy shall preclude any other or further exercise thereof, or preclude any other right or remedy.

            SECTION 9.13. ENTIRE AGREEMENT. The Borrower and the Lender agree that this Agreement, the Schedule hereto, and the Commitment Letter are the complete and exclusive statement and agreement between the parties with respect to the subject matter hereof, superseding all proposals and prior agreements, oral or written, and all other communications between the parties with respect to the subject matter hereof. Should there exist any inconsistency between the terms of the Commitment Letter and this Agreement, the terms of this Agreement shall prevail.

            SECTION 9.14. SETOFF. In addition to and not in limitation of all rights of offset that the Lender may have under Applicable Law, and whether or not the Lender has made any demand or the Obligations of the Borrower have matured, the Lender shall have the right to appropriate and apply to the payment of the Obligations of the Borrower all deposits and other obligations then or thereafter owing by the Lender to or for the credit or the account of the Borrower.

            SECTION 9.15. WAIVER OF JURY TRIAL. THE BORROWER AND THE LENDER IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN

DOCUMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     SECTION 9.16. GOVERNING LAW. THE VALIDITY, INTERPRETATION, AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

     SECTION 9.17. VENUE; SERVICE OF PROCESS. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS SITUATED IN COOK COUNTY, OR OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF ILLINOIS, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER HEREBY IRREVOCABLY WAIVES, IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING, (a) ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS AND (b) THE RIGHT TO INTERPOSE ANY NONCOMPULSORY SETOFF, COUNTERCLAIM, OR CROSS-CLAIM. THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT THE ADDRESS FOR IT SPECIFIED IN SECTION 9.1 HEREOF. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION, SUBJECT IN EACH INSTANCE TO THE PROVISIONS HEREOF WITH RESPECT TO RIGHTS AND REMEDIES.

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first set forth above.

                              ACLARA BIOSCIENCES, INC.



                              By: /s/  WENDY R. HITCHCOCK
                                  -------------------------------------
                                  Name: Wendy R. Hitchcock
                                  Title: Vice President Finance & CFO
                                  Federal Tax ID:



TRANSAMERICA BUSINESS CREDIT CORPORATION



 By:
     -------------------------------------
     Name:
     Title:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.


                                     NO. 1
                           STOCK SUBSCRIPTION WARRANT

                          TO PURCHASE COMMON STOCK OF

                    ACLARA BIOSCIENCES, INC. (THE "COMPANY")

                     DATE OF INITIAL ISSUANCE: MAY 27, 1999

      THIS CERTIFIES THAT for value received, TBCC FUNDING TRUST II or its registered assigns (hereinafter called the "Holder") is entitled to purchase from the Company, at any time during the Term of this Warrant, Ninety-Two Thousand Five Hundred Ninety-Three (92,593) shares of common stock, $.001 par value, of the Company (the "Common Stock"), at the Warrant Price, payable as provided herein. The exercise of this Warrant shall be subject to the provisions, limitations and restrictions herein contained, and may be exercised in whole or in part.

SECTION 1. DEFINITIONS.

      For all purposes of this Warrant, the following terms shall have the meanings indicated:

      COMMON STOCK - shall mean and include the Company's authorized Common Stock, $0.001 par value, as constituted at the date hereof.

      EXCHANGE ACT - shall mean the Securities Exchange Act of 1934, as amended from time to time.

      SECURITIES ACT - the Securities Act of 1933, as amended.

      TERM OF THIS WARRANT - shall mean the period beginning on the date of initial issuance hereof and ending on May 27, 1999.

      WARRANT PRICE - $2.70 per share, subject to adjustment in accordance with
Section 5 hereof.

      WARRANTS - this Warrant and any other Warrant or Warrants issued in connection with a Commitment Letter dated March 4, 1999 executed by the Company and Transamerica Business Credit Corporation (the "Commitment Letter") to the original holder of this Warrant, or any transferees from such original holder or this Holder.

      WARRANT SHARES - shares of Common Stock purchased or purchasable by the Holder of this Warrant upon the exercise hereof.

SECTION 2.  EXERCISE OF WARRANT.

     2.1 PROCEDURE FOR EXERCISE OF WARRANT. To exercise this Warrant in whole or in part (but not as to any fractional share of Common Stock), the Holder shall deliver to the Company at its office referred to in Section 12 hereof at any time and from time to time during the Term of this Warrant: (i) the Notice of Exercise in the form attached hereto, (ii) cash, certified or official bank check payable to the order of the Company, wire transfer of funds to the Company's account, or evidence of any indebtedness of the Company to the Holder (or any combination of any of the foregoing) in the amount of the Warrant Price for each share being purchased, and (iii) this Warrant. Notwithstanding any provisions herein to the contrary, if the Current Market Price (as defined in Section 5) is greater than the Warrant Price (at the date of calculation, as set forth below), in lieu of exercising this Warrant as hereinabove permitted, the Holder may elect to receive shares of Common Stock equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the office of the Company referred to in Section 12 hereof, together with the Notice of Exercise, in which event the Company shall issue to the Holder that number of shares of Common Stock computed using the following formula:

                              CS = WCS x (CMP-WP)
                                   --------------
                                        CMP


Where

     CS   equals the number of shares of Common Stock to be issued to the Holder

     WCS equals the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

     CMP  equals the Current Market Price (at the date of such calculation)

     WP   equals the Warrant Price (as adjusted to the date of such calculation)


In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the shares of Common Stock so purchased, registered in the name of the Holder or such other name or names as may be designated by the Holder, shall be delivered to the Holder hereof within a reasonable time, not exceeding fifteen (15) days, after the rights represented by this Warrant shall have been so exercised; and, unless this Warrant has expired, a new Warrant representing the number of shares (except a remaining fractional share), if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder hereof within such time. The person in whose name any certificate for shares of Common Stock is issued upon exercise of this Warrant shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant was surrendered and payment of the Warrant Price and any applicable taxes was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

     2.2 TRANSFER RESTRICTION LEGEND. Each certificate for Warrant Shares shall bear the following legend (and any additional legend required by (i) any applicable state securities laws and (ii)


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